EXHIBIT  23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Gradall Industries, Inc. on Form S-8 of our reports dated
February 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Gradall Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are incorporated by reference and included in the Annual Report on Form 10-K for the year ended December 31, 1997.



                                               Coopers  &  Lybrand  L.L.P.
Cleveland,  Ohio
June  30,  1998